SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the registrant [ X ]

Filed by a Party other than the registrant [    ]

Check the appropriate box:

[    ]        Preliminary proxy statement.

[    ]        Definitive proxy statement.

[X ]        Definitive additional materials.

[    ]        Soliciting material under Rule 14a-12.

[    ]        Confidential, for use of the Commission only (as permitted by Rule 14a-b(e)(2))

Lord Abbett Municipal Income Trust

Lord Abbett Municipal Income Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Important Reminder: Please vote today!

Lord Abbett recently contacted you regarding a proposal that relates to your Lord Abbett municipal bond fund that we are asking shareholders to approve at a Meeting of Shareholders scheduled for November 5, 2010.

Our records indicate that we have not yet received your vote. For the reasons described in the proxy materials that we have provided to you, your fund’s Board of Directors/Trustees believes the proposal is in the best interest of the fund and its shareholders and recommends that you vote for the proposal.

1-866-586-0512

Your vote is important!

Please vote now to be sure your vote is received in time for the

November 5, 2010

Meeting of Shareholders.

We have made it very easy for you to vote. Choose one of the following methods:

•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET);

•	Log on to the website noted on your proxy card, enter the control number printed on the card and follow the on-screen prompts;

•	Call the phone number on your proxy card, enter the control number printed on the card and follow the touchtone prompts; or

•	Mail your signed proxy card in the envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

LA 11-5 R

Important Reminder: Please vote today!

Lord Abbett recently contacted you regarding a proposal that relates to your Lord Abbett municipal bond fund that we are asking shareholders to approve at a Meeting of Shareholders scheduled for November 5, 2010.

Our records indicate that we have not yet received your vote. For the reasons described in the proxy materials that we have provided to you, your fund’s Board of Directors/Trustees believes the proposal is in the best interest of the fund and its shareholders and recommends that you vote for the proposal.

Your vote is important!

Please vote now to be sure your vote is received in time for the

November 5, 2010

Meeting of Shareholders.

We have made it very easy for you to vote. Choose one of the following methods:

•	Log on to the website noted on your proxy card, enter the control number printed on the card and follow the on-screen prompts;

•	Call the phone number on your proxy card, enter the control number printed on the card and follow the touchtone prompts; or

•	Mail your signed proxy card in the envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

LA 11-5 OBO

SCRIPT

FUND COMPLEX—PROXY LITE MESSAGE

“Hello. This is OFFICER’S NAME, (TITLE) of Lord Abbett.

I am calling you because you are a shareholder of a Lord Abbett Fund.

Recently, you were sent one or more proxy statements concerning various Lord Abbett Fund proposals. The purpose of my call today is to encourage you to vote. Your vote is very important to us.

Shareholders may vote in one of four ways: by mail, by telephone, by web or by attending a shareholder meeting on November 5, 2010. Please refer to your proxy material for more detailed voting instructions including the control number you will need to vote, the phone number to vote, the web address for voting and where to call if you have additional questions. You may also vote by mailing the card that was enclosed in the proxy material.

If you have questions or are unable to find your proxy statement and would like to receive a new copy, please call the Lord Abbett Funds’ Proxy Client Service Center at 866-586-0512.

Thank you for investing with Lord Abbett.

Goodbye.”